Exhbit 10.1 - Debenture Purchase Agreement

                          DEBENTURE PURCHASE AGREEMENT
                          ----------------------------

     DEBENTURE PURCHASE AGREEMENT (this "Agreement") dated as of June 20, 2003, by and among the Purchasers set forth on Schedule 1 attached hereto (the "Purchasers") and Alternative Energy Capital Inc., a Turks & Caicos company ("AEC"), and Future Ventures Ltd., a Turks & Caicos company ("Future," and, together with AEC, the "Sellers").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, Sellers have determined that it is in their best interest to sell $262,790 original principal amount of Series A Debentures (the "Debentures") of Satellite Enterprises Corp., a Nevada corporation (the "Company") held by them for total aggregate consideration of $350,000;

     WHEREAS, the Debentures have been issued and outstanding for not less than one year.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                       PURCHASE AND SALE OF COMPANY STOCK
                       ----------------------------------

     1.1 Sale of Debentures. Subject to the terms and conditions herein stated, the Sellers hereby agrees to sell, assign, transfer and deliver to Purchaser on the Closing Date, all the Debentures, and all the Purchasers agree to purchase from such Sellers on the Closing Date, all of such Debentures, which shall be transferred to the Purchasers as set forth on Schedule 1. The Debentures shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank, by the respective Seller thereof. The Debentures are in the principal amounts, and will be converted into the number of shares, as set forth on Schedule 1.

     1.2 Purchase Price. Purchaser shall deliver to Sellers, by wire transfer to the trust account of Corporate Legal Services, LLP, an aggregate of Three Hundred Fifty Thousand Dollars ($350,000), referred to herein as the "Purchase Price". The parties acknowledge that due to bank charges and possibly currency exchange rate fluctuations, certain purchasers may pay slightly more or less than the amount required hereunder, and all parties agree that Steve Mannen will pay any shortfall, and any overpayment by any individual purchaser will be deemed as paid for the benefit of Steve Mannen. The Purchaser shall pay the Purchase Price as follows:

          (a) Purchaser shall deliver to Sellers, by wire transfer to the account of Corporate Legal Services, LLP, the sum of Two Hundred Seventy Three Thousand One Hundred Eleven Dollars and 76 cents (USD$273,111.76) on the Closing Date;

          (b) Those Purchasers who have not deposited the full purchase price, as set forth on Schedule 1, shall execute and deliver to Sellers the Convertible Debenture attached hereto as Exhibit A, which provides for the payment of $76,888.24on or before September 2, 2003, and which shall be guaranteed by the Company.

     1.3 Closing. The closing of the transactions referred to in Section 1.1 hereof (the "Closing") shall take place on or prior to June 25, 2003, or at such other time as the parties may agree upon. Such time and date are herein referred to as the "Closing Date." This transaction is contingent upon the closing of the transactions set forth in that certain Rights Agreement dated as of the date hereof between Satellite Newspapers Worldwide BV, its shareholders and the Company.

                                   ARTICLE II

                               CERTAIN AGREEMENTS
                               ------------------

     Section 2.1 Reasonable Best Efforts. Each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including, but not limited to, (a) the obtaining of all necessary waivers, consents and approvals from governmental or regulatory agencies or authorities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain any approval or waiver from, or to avoid any action or proceeding by, any governmental agency or authority, (b) the obtaining of all necessary consents, approvals or waivers from stockholders and other third parties and (c) the defending of any lawsuits or any other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including, without limitation, seeking to have any temporary restraining order entered by any court or administrative authority vacated or reversed.

     Section 2.2. Lock-Up Agreement. Each of the Sellers hereto agree not to sell, loan, pledge, assign, transfer, encumber, distribute, grant or otherwise dispose of, directly or indirectly (collectively, a "Transfer"), (a), for a period (the "First Lock-up Period") commencing on the date hereof and ending June 20, 2004, seven hundred thousand shares of common stock of the Company to be issued to Sellers upon conversion of the remaining debentures held by them (the "First Traunch Common Stock"), and (b) for a period (the "Second Lock-up Period") commencing on the date hereof and ending ninety days from the Closing Date, an additional seven hundred thousand shares of common stock of the Company to be issued to Sellers upon conversion of the remaining debentures held by them (the "Second Traunch Common Stock," and, together with the First Traunch Common Stock, the "Locked Up Common Stock"), otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree to be bound by this Lock-up Agreement, or (ii) any sale in a private transaction to an individual who agrees to the lock-up provisions herein. Notwithstanding the above, with respect to the Second Traunch Common Stock, Sellers shall have the right to sell only up to an aggregate of 150,000 shares of Common Stock in any one month commencing Ninety (90) days after the Closing Date, and ending on December 20, 2003. The foregoing restriction is expressly agreed to preclude the Sellers from engaging during the Lock-up Period in any hedging or other transaction which is designed to, or reasonably expected to lead to or result in a Disposition of the Locked Up Common Stock, even if such Locked Up Common Stock would be disposed of by someone other than the undersigned.

     In the event the Company breaches any covenant or obligation in that certain Debenture, dated as of the date hereof, held by Future Ventures, Ltd. (the "2003 Debenture"), or any default or Event of Default occurs or exists as defined therein, then the provisions of this Section 2.2 shall immediately terminate and be of no force or effect. This provision shall terminate automatically upon payment in full of such 2003 Debenture on or prior to September 2, 2003.

     So long as the provisions of this Section 2.2 are in effect, the Sellers shall have the right to request from the Company's transfer agent and receive a shareholder list of the Company from time to time, at the expense of Sellers. This paragraph shall serve as the Company's irrevocable authorization and instruction to the Company's transfer agent from time to time to provide such shareholder list to the Sellers, at the expense of Sellers, upon the written request of any of the Sellers.

     Section 2.3. The undersigned, Steve Mannen, hereby represents and warrants that he is the duly and validly appointed Attorney In Fact for each of the Purchasers set forth on Schedule 1 attached hereto, and that this Agreement is binding and in full force and effect against each such Purchaser.

     Section 2.4. The Purchasers shall not approve, and shall cause any transferee of their shares to agree not to approve and take such action as is necessary to prevent, the Company from effecting any reverse split of its Common Stock at any time prior to November 31, 2004, without the written consent of AEC and Future.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         -------------------------------

     To induce Purchasers to acquire the Debentures, Seller hereby represents and warrants to Purchaser, as of the date hereof and as of the Closing Date, as follows:

     Section 3.01. Ownership of Rights. Seller is the true and lawful owner of the Debentures, free and clear of any claims, restrictions, liens or encumbrances, and has all the necessary power and authority to convey, transfer, and assign the Debentures to Purchaser. The Debentures were entered into by the Company, and the Debentures were fully funded, prior to June 23, 2001.

     Section 3.02. Delivery of Rights. Upon delivery to Purchaser on the Closing Date of the instruments of conveyance with respect to the Debentures, Purchaser will acquire good and marketable title to the Debentures free and clear of all claims, liens, mortgages, easements, leases, convenants, restrictions, pledges, charges, security interests, or other encumbrances.

     Section 3.03. Organization of Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the Turks & Caicos and has all requisite corporate power to execute, deliver and perform the provisions of this Agreement and the transactions contemplated hereby.

     Section 3.04. Authorization. The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby will, as of the Closing Date, have been duly and validly authorized by all necessary corporate action on the part of the Seller. This Agreement is and represents the valid and legally binding obligations of Seller, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application referring to or affecting enforcement of creditors' rights, and by general equitable principals.

     Section 3.05. Effect of this Agreement. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by Seller with any of the provisions hereof will not: (i) conflict with or result in a breach of any provision of its Certificate of Incorporation or By-Laws; or (ii) to the best knowledge of the Seller, result in any breach or violation of the terms of any agreement by which the Seller is bound or of any decree, injunction, judgment, order, law, rule or regulation, now in effect and to which Seller (or the Debentures) is subject.

     Section 3.06. Disclosure. Tot the best of Sellers' knowledge, there are no present investigations or inquiries from any regulatory authorities having jurisdiction over the Debentures, Sellers or Satellite Enterprises Corp.

                                   ARTICLE IV

                                  MISCELLANEOUS
                                  -------------

     Section 4.1 Expenses. Except as otherwise provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the transactions contemplated herein. If this Agreement is terminated, the obligation of each party to pay its own fees and expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

     Section 4.2 Waiver; Remedies Cumulative. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     Section 4.3 Entire Agreement and Modification. This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter, and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

     Section 4.4 Assignments, Successors and No Third-Party Rights. Any party may assign any of its rights or delegate any of its obligations under this Agreement. This Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section.

     Section 4.5 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     Section 4.6 Construction. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Articles" and "Sections" refer to the corresponding Articles and Sections of this Agreement.

     Section 4.7 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     Section 4.8 Governing Law; Consent to Jurisdiction. (a) The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of California applicable to contracts made and to be performed entirely within the State of California.

     (b) Any proceeding, action, litigation or claim (a "Proceeding") arising out of or relating to this Agreement or any of the transactions contemplated herein may be brought in the courts of the State of California, County of Los Angeles, or, if it has or can acquire jurisdiction, in the United States District Court for the Central District of California, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated herein in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Each party hereto hereby consents to process being served in any such action or proceeding by the mailing of a copy thereof to the address set forth opposite its name below and agrees that such service upon receipt shall constitute good and sufficient service of process or notice thereof. Nothing in this paragraph shall affect or eliminate any right to serve process in any other manner permitted by law.

     Section 4.9 WAIVER OF JURY TRIAL. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

     Section 4.10 Execution of Agreement. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

     IN WITNESS WHEREOF, each of the parties have caused this Agreement to be executed by their respective officers who have been duly authorized, all as of the day and year first above written.

Sellers:                                             Purchasers:

Alternative Energy Capital Inc.             Steve Mannen, for all Purchasers set
a Turks & Caicos company                    forth on Schedule 1 as their duly
                                            and lawfully appointed Attorney in
                                            Fact under a Power of Attorney

By:   /s/ Marc Dame                         By:  /s/ Steve Mannen
   ----------------------------                ---------------------------------
Name: Marc Dame                             Name: Steve Mannen
Title: Director/Authorized Officer          Title: Attorney in Fact/Authorized
                                            Representative

Future Ventures Ltd.
A Turks & Caicos company

By:  /s/ Keith Burant
   ----------------------------
Name: Keith Burant
Title: Director/Authorized Officer

                                   SCHEDULE 1

                                   PURCHASERS

                                        Shares. Princ. Amt. Purch. Price Amt.
Paid Debenture
Odessa Beheer BV                      1,829,268        $ 28,277.30      $ 37,500.00    $ 37,500.00
Total Look BV                         1,829,268        $ 28,277.30      $ 37,500.00    $ 37,500.00
Mr. E. Caprino                          900,000        $ 13,912.43      $ 18,450.00    $ 18,430.50
Mrs. J.M. Broekhoff                     900,000        $ 13,912.43      $ 18,450.00    $ 18,456.00
Mr. E. Meijer                           900,000        $ 13,912.43      $ 18,450.00    $ 18,450.00
Mrs. J. Schneider                       900,000        $ 13,912.43      $ 18,450.00    $ 18,450.00
Mr. G.H. De Gelder                      300,000        $  4,637.48      $  6,150.00    $  6,150.00
Crown Union Investment Ltd.           1,032,425        $ 15,959.49      $ 21,164.71    $ 21,155.00
Mr. M. Keizer                           932,425        $ 14,413.67      $ 19,114.71                    $ 19,114.71
Mr. B.R. Dewis                          487,805        $  7,540.62      $ 10,000.00    $ 10,000.00
Mr. J.L.M. van Der Walle                900,000        $ 13,912.43      $ 18,450.00    $ 18,450.00
Mr. H.E. Rudolph                        900,000        $ 13,912.43      $ 18,450.00                    $ 18,450.00
Ornskold Gruppen Holding BV           3,280,750        $ 50,714.69      $ 67,255.38    $ 67,255.38
Burest Holding BV                       857,890        $ 13,261.49      $ 17,586.75                    $ 17,586.75
Mr. J. G. van Burken                    110,550        $  1,708.91      $  2,266.28                    $  2,266.28
Mr. Niels Reijers                       165,440        $  2,557.41      $  3,391.52                    $  3,391.52
Steve Mannen                            774,179        $ 11,967.46      $ 17,370.66    $  1,291.67     $ 16,078.99
                                     ----------        -----------      -----------    -----------     -----------
                                     17,000,000        $262,790.43      $350,000.00    $273,111.76     $ 76,888.24
                                     ==========        ===========      ===========    ===========     ===========